Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Subramanian Sundaresh, certify to the best of my knowledge based upon a review of Amemdent No. 1 to the Annual Report on Form 10-K of Adaptec, Inc. for the fiscal year ended March 31, 2007 (the "Form 10-K/A"), that the Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the periods covered by the Form 10-K/A.

Date: July 27, 2007	By: /s/ SUBRAMANIAN SUNDARESH Subramanian Sundaresh Chief Executive Officer

        I, Christopher O'Meara, certify to the best of my knowledge based upon a review of the Form 10-K/A, that the Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the periods covered by the Form 10-K/A.

Date: July 27, 2007	By: /s/ CHRISTOPHER O'MEARA Christopher O'Meara Chief Financial Officer